ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-177923 Dated December 20, 2013

JPMorgan Chase & Co. Trigger Autocallable Optimization Securities

Linked to the Relative Performance of the iShares® Russell 2000 ETF and the iShares® 20+ Year Treasury Bond ETF due on or about December 31, 2015

Investment Description

Trigger Autocallable Optimization Securities, which we refer to as the "Securities," are unsecured and unsubordinated debt securities issued by JPMorgan Chase & Co. ("JPMorgan Chase") with returns linked to the relative performance of the iShares® Russell 2000 ETF (the "Long Asset") and the iShares® 20+ Year Treasury Bond ETF (the "Short Asset", and together with the Long Asset, the "Underlying Assets"). The Securities are designed for investors who believe that the return of the Long Asset (the "Long Asset Return") will equal or exceed the return of the Short Asset (the "Short Asset Return") from the Trade Date to each Observation Date, including the Final Valuation Date (with the Long Asset Return minus the Short Asset Return referred to as the "Relative Return"). If, on any Observation Date, including the Final Valuation Date, the Long Asset Return is equal to or greater than the Short Asset Return (i.e., the Relative Return is zero or positive), JPMorgan Chase will automatically call the Securities and pay you a Call Price equal to the principal amount per Security plus a Call Return. The Call Return increases the longer the Securities are outstanding. If by maturity the Securities have not been called, the Long Asset Return will have been less than the Short Asset Return and the Relative Return will be negative on the Final Valuation Date. If the Short Asset Return exceeds the Long Asset Return by an amount that is less than or equal to the Trigger, JPMorgan Chase will repay the full principal amount. However, if the Short Asset Return exceeds the Long Asset Return by more than the Trigger, JPMorgan Chase will repay less than the principal amount, if anything, resulting in a loss that is proportionate to the negative Relative Return. You will receive a positive return on the Securities only if the Relative Return is zero or positive on any Observation Date, including the Final Valuation Date.

Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose some or all of your principal amount if the Securities are not called and on the Final Valuation Date the Short Asset Return exceeds the Long Asset Return by more than the Trigger. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Chase. If JPMorgan Chase were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features	Key Dates

❑Call Return: JPMorgan Chase will automatically call the Securities for a Call Price equal to the principal amount plus a Call Return if, on any Observation Date, the Long Asset Return is equal to or greater than the Short Asset Return (i.e., the Relative Return is zero or positive). The Call Return increases the longer the Securities are outstanding. If the Securities are not called, investors will have the potential for a loss on their investment at maturity.

❑Contingent Repayment of Principal Amount at Maturity: If by maturity the Securities have not been called, the Long Asset Return will have been less than the Short Asset Return and the Relative Return will be negative on the Final Valuation Date. If the Short Asset Return exceeds the Long Asset Return by an amount that is less than or equal to the Trigger, JPMorgan Chase will pay you the principal amount per Security at maturity. However, if the Short Asset Return exceeds the Long Asset Return by more than the Trigger, JPMorgan Chase will repay less than the principal amount, if anything, resulting in a loss that is proportionate to the negative Relative Return. The contingent repayment of principal applies only if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Chase.

❑Potential for Gain or Loss in Rising and Falling Markets: The Securities may be called on an Observation Date, and investors may receive a positive return if both Underlying Assets rise or if both Underlying Assets fall, so long as the Long Asset outperforms the Short Asset. If the Short Asset outperforms the Long Asset, however, you may lose a significant portion or all of your principal amount at maturity, even if one or both Underlying Assets appreciate over the term of the Securities.

	Trade Date[1]	December 27, 2013
	Settlement Date[1]	December 31, 2013
	Observation Dates[2]	Quarterly (see page 4)
	Final Valuation Date[2]	December 28, 2015
	Maturity Date[2]	December 31, 2015
	[1]	Expected. In the event that we make any change to the expected Trade Date and Settlement Date, the Observation Dates, the Final Valuation Date and/or the Maturity Date will be changed so that the stated term of the Securities remains the same.
	[2]	Subject to postponement in the event of a market disruption event and as described under "Description of Securities — Postponement of an Observation Date" and "Description of Securities — Payment at Maturity" in the accompanying product supplement no. UBS-10-I

THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. JPMORGAN CHASE IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO ANY UNDERPERFORMANCE OF THE LONG ASSET RELATIVE TO THE SHORT ASSET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF JPMORGAN CHASE. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER "KEY RISKS" BEGINNING ON PAGE 6 AND UNDER "RISK FACTORS" BEGINNING ON PAGE PS-9 OF THE ACCOMPANYING PRODUCT SUPPLEMENT NO. UBS-10-I AND UNDER "RISK FACTORS" BEGINNING ON PAGE US-1 OF THE ACCOMPANYING UNDERLYING SUPPLEMENT NO. 1-I BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering
We are offering Trigger Autocallable Optimization Securities linked to the relative performance of the iShares® Russell 2000 ETF and the iShares® 20+ Year Treasury Bond ETF. The Securities are offered at a minimum investment of $1,000 in denominations of $10 and integral multiples thereof. The Initial Asset Levels and the Trigger will be finalized on the Trade Date and provided in the pricing supplement. The Trigger will not be less than the low end of the range listed below, but you should be willing to invest in the Securities if the Trigger were set equal to the low end of that range.

Long Asset Ticker	Long Asset Initial Asset Level	Short Asset Ticker	Short Asset Initial Asset Level	Call Return Rate	Trigger	CUSIP	ISIN
IWM	$•	TLT	$•	10.00% per annum	Between 20% and 23%	48127A369	US48127A3692

See "Additional Information about JPMorgan Chase & Co. and the Securities" in this free writing prospectus. The Securities will have the terms specified in the prospectus dated November 14, 2011, the prospectus supplement dated November 14, 2011, product supplement no. UBS-10-I dated August 21, 2013, underlying supplement no. 1-I dated November 14, 2011 and this free writing prospectus. The terms of the Securities as set forth in this free writing prospectus, to the extent they differ or conflict with those set forth in product supplement no. UBS-10-I, will supersede the terms set forth in product supplement no. UBS-10-I.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus or the accompanying prospectus, prospectus supplement, product supplement no. UBS-10-I and underlying supplement no. 1-I. Any representation to the contrary is a criminal offense.

	Price to Public(1)		Fees and Commissions(2)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the performance of the iShares® Russell 2000 ETF relative to the iShares® 20+ Year Treasury Bond ETF		$10		$0.15		$9.85

(1)	See "Supplemental Use of Proceeds" in this free writing prospectus for information about the components of the price to public of the Securities.
(2)	UBS Financial Services Inc., which we refer to as UBS, will receive selling commissions from us that will not exceed $0.15 per $10 principal amount Security. See "Underwriting (Conflicts of Interest)" beginning on page PS-45 of the accompanying product supplement no. UBS-10-I.
If the Securities priced today and assuming a Trigger equal to the middle of the range listed above, the estimated value of the Securities as determined by J.P. Morgan Securities LLC, which we refer to as JPMS, would be approximately $9.762 per $10 principal amount Security. JPMS's estimated value of the Securities, when the terms of the Securities are set, will be provided by JPMS in the pricing supplement and will not be less than $9.60 per $10 principal amount Security. See "JPMS's Estimated Value of the Securities" in this free writing prospectus for additional information.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information about JPMorgan Chase & Co. and the Securities

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov and searching company filings for the term "JPMorgan Chase & Co." Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, product supplement no. UBS-10-I, underlying supplement no. 1-I and this free writing prospectus if you so request by calling toll-free 866-535-9248.

You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this free writing prospectus together with the prospectus dated November 14, 2011, as supplemented by the prospectus supplement dated November 14, 2011, relating to our Series E medium-term notes of which these Securities are a part, and the more detailed information contained in product supplement no. UBS-10-I dated August 21, 2013 and underlying supplement no. 1-I dated November 14, 2011. This free writing prospectus, together with the documents listed below, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the accompanying product supplement no. UBS-10-I and "Risk Factors" in the accompanying underlying supplement no. 1-I, as the Securities involve risks not associated with conventional debt securities.

You may access these on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

♦	Product supplement no. UBS-10-I dated August 21, 2013: http://www.sec.gov/Archives/edgar/data/19617/000089109213007241/e55078_424b2.pdf
♦	Underlying supplement no. 1-I dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007615/e46154_424b2.pdf
♦	Prospectus supplement dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf
♦	Prospectus dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

As used in this free writing prospectus, the "issuer," "JPMorgan Chase," "we," "us" and "our" refer to JPMorgan Chase & Co.

Additional Terms Specific to the Securities

For purposes of the Securities offered by this free writing prospectus, (a) notwithstanding anything to the contrary in the accompanying product supplement, the payment at maturity, if the notes are not automatically called, with be as set forth under "Indicative Terms" in this free writing prospectus and (b) all references to "Trigger Level" in the accompanying product supplement will be deemed to refer to the Trigger multiplied by -1.

Investor Suitability

The Securities may be suitable for you if, among other considerations:

♦You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as any underperformance by the Long Asset relative to the Short Asset.

♦You are seeking an investment that provides exposure to the performance of the Long Asset relative to the Short Asset rather than the individual performance of one or both of the Underlying Assets and believe that the Long Asset will outperform the Short Asset over the term of the Securities.

♦You believe the Long Asset Return will equal or exceed the Short Asset Return on one of the specified Observation Dates, including the Final Valuation Date.

♦You understand and accept that you will not participate in any outperformance of the Long Asset relative to the Short Asset and that your potential return is limited to the Call Return.

♦You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the performance of the Long Asset relative to the Short Asset.

♦You would be willing to invest in the Securities if the Trigger were set equal to the low end of the range indicated on the cover hereof (the actual Trigger will be finalized on the Trade Date and provided in the pricing supplement and will not be less than the low end of the range listed on the cover).

♦You do not seek current income from this investment and are willing to forgo dividends paid on the Underlying Assets or components of the Underlying Assets.

♦You are willing to invest in securities that may be called early or you are otherwise willing to hold such securities to maturity, a term of 24 months.

♦You accept that there may be little or no secondary market for the Securities and that any secondary market will depend in large part on the price, if any, at which JPMS, is willing to trade the Securities.

♦You are willing to assume the credit risk of JPMorgan Chase for all payments under the Securities, and understand that if JPMorgan Chase defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if, among other considerations:

♦You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦You cannot tolerate a loss of all or a substantial portion of your investment and are unwilling to make an investment that may have the same downside market risk as any underperformance by the Long Asset relative to the Short Asset.

♦You require an investment designed to provide a full return of principal at maturity.

♦You are not seeking an investment that provides exposure to the performance of the Long Asset relative to the Short Asset rather than the individual performance of one or both of the Underlying Assets, or you believe that the Short Asset may outperform the Long Asset over the term of the Securities.

♦You do not believe the Long Asset Return will equal or exceed the Short Asset Return on one of the specified Observation Dates, including the Final Valuation Date.

♦You seek an investment that participates in any outperformance of the Long Asset relative to the Short Asset or that has unlimited return potential.

♦You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the performance of the Long Asset relative to the Short Asset.

♦You would not be willing to invest in the Securities if the Trigger were set equal to the low end of the range indicated on the cover hereof (the actual Trigger will be finalized on the Trade Date and provided in the pricing supplement and will not be less than the low end of the range listed on the cover).

♦You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦You seek current income from this investment or prefer to receive the dividends paid on the Underlying Assets or components of the Underlying Assets.

♦You are unable or unwilling to hold securities that may be called early, or you are otherwise unable or unwilling to hold such securities to maturity, a term of 24 months, or you seek an investment for which there will be an active secondary market.

♦You are not willing to assume the credit risk of JPMorgan Chase for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the "Key Risks" beginning on page 5 of this free writing prospectus, "Risk Factors" in the accompanying product supplement no. UBS-10-I and "Risk Factors" in the accompanying underlying supplement no. 1-I for risks related to an investment in the Securities.

Indicative Terms
Issuer	JPMorgan Chase & Co.
Issue Price	$10.00 per Security
Underlying Assets	iShares® Russell 2000 ETF (the "Long Asset") and the iShares® 20+ Year Treasury Bond ETF (the "Short Asset") (each, a "Fund" or "Underlying Asset" and, collectively, the "Funds" or "Underlying Assets")
Principal Amount	$10 per Security (subject to a minimum purchase of 100 Securities or $1,000)
Term[1]	24 months, unless called earlier
Call Feature	The Securities will be called if, on any Observation Date, the Long Asset Return is equal to or greater than the Short Asset Return (i.e., the Relative Return is zero or positive). If the Securities are called, JPMorgan Chase will pay you on the applicable Call Settlement Date a cash payment per Security equal to the Call Price for the applicable Observation Date.
Observation Dates[1,2]	March 27, 2014 June 26, 2014 September 26, 2014 December 29, 2014 March 27, 2015 June 26, 2015 September 28, 2015 December 28, 2015 (Final Valuation Date)
Call Settlement Dates[2]	2nd business day following the applicable Observation Date, except that the Call Settlement Date for the Final Valuation Date is the Maturity Date.
Call Return	The Call Return increases the longer the Securities are outstanding and is based upon a rate of 10.00% per annum.
Call Price	The Call Price equals the principal amount per Security plus the applicable Call Return. The table below reflects the Call Return rate of 10.00% per annum.
Observation Dates1,[2]	Call Settlement Dates[2]	Call Return (numbers below reflect the rate of 10.00% per annum)	Call Price (per $10)
March 27, 2014	March 30, 2014	2.50%	$10.25
June 26, 2014	June 30, 2014	5.00%	$10.50
September 26, 2014	September 30, 2014	7.50%	$10.75
December 29, 2014	December 31, 2014	10.00%	$11.00
March 27, 2015	March 31, 2015	12.50%	$11.25
June 26, 2015	June 30, 2015	15.00%	$11.50
September 28, 2015	September 30, 2015	17.50%	$11.75
December 28, 2015 (Final Valuation Date)	December 31, 2015 (Maturity Date)	20.00%	$12.00
Payment at Maturity (per $10 Security)

If the Securities are not automatically called, the Long Asset Return will have been less than the Short Asset Return and the Relative Return will be negative.

If the Short Asset Return exceeds the Long Asset Return by an amount that is less than or equal to the Trigger, we will pay you a cash payment at maturity equal to $10 per $10 principal amount Security.

If the Short Asset Return exceeds the Long Asset Return by more than the Trigger, we will pay you a cash payment at maturity that is less than $10 per $10 principal amount Security, equal to:

$10 × (1 + Relative Return)

In no event, however, will the payment at maturity be less than $0.

Accordingly, you will incur a loss proportionate to the negative Relative Return and you will lose some or all of your investment.

Relative Return

On any relevant day, a percentage equal to the Long Asset Return on that day minus the Short Asset Return on that day, calculated as follows:

Long Asset Return - Short Asset Return

A positive Relative Return reflects the outperformance of the Long Asset relative to the Short Asset. A negative Relative Return reflects the underperformance of the Long Asset relative to the Short Asset.

Long Asset Return	On any Observation Date (including the Final Valuation Date), the Asset Return of the Long Asset on that day
Short Asset Return	On any Observation Date (including the Final Valuation Date), the Asset Return of the Short Asset on that day
Asset Return	For each Underlying Asset on any Observation Date (including the Final Valuation Date), a percentage calculated as follows: (Final Asset Level - Initial Asset Level) Initial Asset Level
Initial Asset Level[3]	With respect to a Fund, (i) the closing price of one share of that Fund on the Trade Date, divided by (ii) the Share Adjustment Factor for that Fund
Final Asset Level	With respect to a Fund on any Observation Date (including the Final Valuation Date), the closing price of one share of that Fund on that day
Share Adjustment Factor[3]	With respect to a Fund, set equal to 1.0 on the Trade Date
Trigger	Between 20% and 23%. The actual Trigger will be finalized on the Trade Date and provided in the pricing supplement and will not be less than 20% or greater than 23%.
[1]	See footnote 1 under "Key Dates" on the front cover
[2]	See footnote 2 under "Key Dates" on the front cover
[3]	Subject to adjustment upon the occurrence of certain events affecting the applicable Fund as described under "General Terms of Securities — Anti-Dilution Adjustments" in the accompanying product supplement no. UBS-10-I.

Investment Timeline
Trade Date	The closing price of one share of each Fund is determined and the Trigger is finalized.

Observation Dates

The Final Asset Level of each Fund is determined as of each Observation Date and the Relative Return is calculated.

The Securities will be called if, on any Observation Date, the Long Asset Return is greater than the Short Asset Return (i.e., the Relative Return is zero or positive).

If the Securities are called, JPMorgan Chase will pay the Call Price for the applicable Observation Date. This payment is equal to the principal amount plus an amount based on the Call Return rate.

Maturity Date

The Final Asset Level of each Fund is determined as of the Final Valuation Date and the Relative Return is calculated.

If the Securities are not automatically called, the Long Asset Return will have been less than the Short Asset Return and the Relative Return will be negative.

If the Short Asset Return exceeds the Long Asset Return by an amount that is less than or equal to the Trigger, JPMorgan will pay you a cash payment at maturity equal to $10 per $10 principal amount Security.

If the Short Asset Return exceeds the Long Asset Return by more than the Trigger, JPMorgan will pay you a cash payment at maturity that is less than $10 per $10 principal amount Security, equal to:

$10 × (1 + Relative Return)

In no event, however, will the payment at maturity be less than $0.

Accordingly, you will incur a loss proportionate to the negative Relative Return and you will lose some or all of your investment.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF JPMORGAN CHASE. IF JPMORGAN CHASE WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

What Are the Tax Consequences of the Securities?

You should review carefully the section entitled "Material U.S. Federal Income Tax Consequences" in the accompanying product supplement no. UBS-10-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of Securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the Securities as "open transactions" that are not debt instruments for U.S. federal income tax purposes. Assuming this treatment is respected, the gain or loss on your Securities should be treated as short-term capital gain or loss unless you hold your Securities for more than a year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of Securities at the issue price. However, the Internal Revenue Service (the "IRS") or a court may not respect this treatment, in which case the timing and character of any income or loss on the Securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of "prepaid forward contracts" and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the "constructive ownership" regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing (or taking a short position) directly in any Fund. These risks are explained in more detail in the "Risk Factors" section of the accompanying product supplement no. UBS-10-I and the "Risk Factors" section of the accompanying underlying supplement no. 1-I. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

Risks Relating to the Securities Generally

♦	Your Investment in the Securities May Result in a Loss — The Securities differ from ordinary debt securities in that JPMorgan Chase will not necessarily repay the full principal amount of the Securities. If by maturity the Securities have not been called, the Long Asset Return will have been less than the Short Asset Return and the Relative Return will be negative on the Final Valuation Date. If the Short Asset Return exceeds the Long Asset Return by more than the Trigger on the Final Valuation Date, you will be fully exposed to the full negative Relative Return and JPMorgan Chase will repay less than the full principal amount at maturity, resulting in a loss that is proportionate to the negative Relative Return. Under these circumstances, you will lose 1% of your principal for every 1% that the Relative Return is less than 0% and you could lose your entire initial investment. As a result, your investment in the Securities may not perform as well as an investment in a security that does not have the potential for full downside exposure to the underperformance of the Long Asset relative to the Short Asset at maturity.
♦	Credit Risk of JPMorgan Chase & Co. — The Securities are unsecured and unsubordinated debt obligations of the issuer, JPMorgan Chase & Co., and will rank pari passu with all of our other unsecured and unsubordinated obligations. The Securities are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of JPMorgan Chase & Co. to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of JPMorgan Chase & Co. may affect the market value of the Securities and, in the event JPMorgan Chase & Co. were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.
♦	The Contingent Repayment of Principal Applies Only If You Hold the Securities to Maturity — If you are able to sell your Securities in the secondary market prior to maturity, you may have to sell them at a loss relative to your initial investment even if, at that time, the Short Asset Return exceeds the Long Asset Return by an amount that is less than or equal to the Trigger, and even if the Long Asset Return is greater than the Short Asset Return. If by maturity the Securities have not been called, JPMorgan Chase will repay you the full principal amount per Security, unless the Short Asset Return exceeds the Long Asset Return by more than the Trigger on the Final Valuation Date. Under these circumstances, JPMorgan Chase will repay less than the principal amount, if anything, resulting in a loss that is proportionate to the negative Relative Return. This contingent repayment of principal is based on whether the Short Asset Return exceeds the Long Asset Return by more than Trigger and applies only if you hold your Securities to maturity.
♦	Limited Return on the Securities — Your potential gain on the Securities will be limited to the applicable Call Return, regardless of any outperformance of the Long Asset relative to the Short Asset, which may be significant. Because the Call Return increases the longer the Securities have been outstanding and your Securities can be called as early as the first quarterly Observation Date, the term of the Securities could be cut short and the return on the Securities would be less than if the Securities were called at a later date. In addition, because the Relative Return at various times during the term of the Securities could be higher than on the Observation Dates and on the Final Valuation Date, you may receive a lower payment if the Securities are automatically called or at maturity, as the case may be, than you would have if you had hypothetically invested (or taken a short position) directly in any Fund. Even though you will not participate in any potential outperformance of the Long Asset relative to the Short Asset (reflecting a positive Relative Return), you may be exposed to any underperformance of the Long Asset relative to the Short Asset (reflecting a negative Relative Return) if the Securities are not called.
♦	The Return on the Securities Is Based on Relative Performance — You may receive a lower return on your Securities than you could receive by taking directly a long position in the Long Asset or a short position in the Short Asset. Unlike a long position in the Long Asset or a short position in the Short Asset, you may not earn a positive return even if the Long Asset appreciates or the Short Asset depreciates over the term of the Securities. You may also not earn a positive return even if both Underlying Assets appreciate or both Underlying Assets depreciate, if in either case the Long Asset Return is less than the Short Asset Return. The Securities are linked to the performance of the Long Asset minus the performance of the Short Asset and thus are affected by the relative, not absolute, performance of the Underlying Assets. In order to receive a positive return on the Securities, (a) the value of the Long Asset must increase over the term of the Securities while the value of the Short Asset decreases, (b) the value of the Long Asset must increase over the term of the Securities by a greater percentage than that of the Short Asset or (c) if the value of both Underlying Assets decrease over the term of the Securities, the value of the Long Asset must decrease by a lower percentage than that of the Short Asset.
♦	Changes in the Value of the Long Asset May Be Offset or Negated Entirely by Changes in the Value of the Short Asset — Changes in the value of the Long Asset may be offset or entirely negated by changes in the value of the Short Asset. Irrespective of whether the Long Asset Return has a positive (or negative) correlation (or no correlation) with the Short Asset Return, your investment will be exposed to the performance of the Long Asset relative to the Short Asset, and you may suffer a loss on your investment if the Long Asset underperforms the Short Asset. A positive Long Asset Return may be offset or entirely negated by a positive Short Asset Return. Similarly, a negative Short Asset Return may be offset or entirely negated by a negative Long Asset Return. Therefore, if the Long Asset Return has a strong positive correlation with the Short Asset Return, your return on the Securities may be adversely affected. In addition, your return on the Securities will also be adversely affected if the Long Asset Return has a strong negative correlation to the Short Asset Return in market conditions where the Long Asset declines while the Short Asset appreciates. Your Securities may be subject to a loss even if the value of the Long Asset appreciates or the value of the Short Asset depreciates during the term of the Securities, if in either case the Long Asset underperforms the Short Asset.

♦	You Are Exposed to the Risks Associated with Movements of Each Underlying Asset — Your return on the Securities is not linked to a basket consisting of the Underlying Assets. Rather, your return on the Securities will be contingent upon the performance of each individual Underlying Asset. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed equally to the risks related to each Underlying Asset. Poor performance by the Long Asset or strong performance by the Short Asset over the term of the Securities may negatively affect your return on the Securities. Accordingly, your investment is subject to the risks associated with movements of each Underlying Asset.
♦	Reinvestment Risk — If your Securities are called early, the holding period over which you would receive the Call Return rate could be as little as three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk in the event the Securities are called prior to the maturity date.
♦	No Assurance That the Investment View Implicit in the Securities Will Be Successful — It is impossible to predict whether and the extent to which the prices of the underlying assets will rise or fall. There can be no assurance that the Long Asset will outperform the Short Asset. The performance of the Underlying Assets will be influenced by complex and interrelated political, economic, financial and other factors that affect the securities held by the Underlying Assets. You should be willing to accept the risks associated with the relevant markets tracked by the Underlying Assets in general and the securities held by the Underlying Assets in particular, and the risk of losing your entire investment at maturity.
♦	No Periodic Interest Payments — You will not receive any periodic interest payments on the Securities.
♦	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities and making the assumptions used to determine the pricing of the Securities and the estimated value of the Securities when the terms of the Securities are set, which we refer to as JPMS's estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities. In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the Securities and the value of the Securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the Securities could result in substantial returns for us or our affiliates while the value of the Securities declines. Please refer to "Risk Factors — Risks Relating to the Securities Generally" in the accompanying product supplement no. UBS-10-I for additional information about these risks.
♦	JPMS's Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities — JPMS's estimated value is only an estimate using several factors. The original issue price of the Securities will exceed JPMS's estimated value of the Securities because costs associated with selling, structuring and hedging the Securities are included in the original issue price of the Securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. See "JPMS's Estimated Value of the Securities" in this free writing prospectus.
♦	JPMS's Estimated Value Does Not Represent Future Values of the Securities and May Differ from Others' Estimates — JPMS's estimated value of the Securities is determined by reference to JPMS's internal pricing models when the terms of the Securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and JPMS's assumptions about market parameters, which can include correlation, volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for Securities that are greater than or less than JPMS's estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Securities from you in secondary market transactions. See "JPMS's Estimated Value of the Securities" in this free writing prospectus.
♦	JPMS's Estimated Value Is Not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt — The internal funding rate used in the determination of JPMS's estimated value of the Securities generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the Securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the Securities and any secondary market prices of the Securities. See "JPMS's Estimated Value of the Securities" in this free writing prospectus.
♦	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than JPMS's Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See "Secondary Market Prices of the Securities" in this free writing prospectus for additional information relating to this initial period. Accordingly, the estimated value of your Securities during this initial period may be lower than the value of the Securities as published by JPMS (and which may be shown on your customer account statements).
♦	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the Securities will likely be lower than the original issue price of the Securities because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Securities. As a result, the price, if any, at which JPMS will be willing to buy Securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Securities.
The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity. See "— Lack of Liquidity" below.
♦	Secondary Market Prices of the Securities Will Be Impacted by Many Economic and Market Factors — The secondary market price of the Securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the prices of the Funds, including:
♦	any actual or potential change in our creditworthiness or credit spreads;
♦	customary bid-ask spreads for similarly sized trades;
♦	secondary market credit spreads for structured debt issuances;
♦	the actual and expected changes in correlation (the extent to which the value of the Underlying Assets increase or decrease to the same degree at the same time) between the Underlying Assets;
♦	the actual and expected volatility in the prices of the Funds;
♦	the time to maturity of the Securities;
♦	the dividend rates on the Funds and the equity securities held by the Funds;
♦	interest and yield rates in the market generally;
♦	the occurrence of certain events to a Fund that may or may not require an adjustment to the applicable Share Adjustment Factor; and
♦	a variety of other economic, financial, political, regulatory and judicial events.
Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Securities, if any, at which JPMS may be willing to purchase your Securities in the secondary market.
♦	Investing in the Securities Is Not Equivalent to Investing (or Taking a Short Position) in Any Fund or the Equity Securities Held by Any Fund — Investing in the Securities is not equivalent to investing (or taking a short position) in any Fund or the equity securities held by any Fund. As an investor in the Securities, you will not have any ownership interest or rights in any Fund or the equity securities held by any Fund, such as voting rights, dividend payments or other distributions.
♦	Your Return on the Securities Will Not Reflect Dividends on the Funds or the Securities Held by the Funds — Your return on the Securities will not reflect the return you would realize if you actually owned the Funds or any equity securities or debt securities held by the Funds and received the dividends on the Fund or those equity securities or interest payments on the debt securities. This is because the calculation agent will calculate the amounts payable to you on the Securities by reference to the closing price of one share of each Fund on the Observation Dates without taking into consideration the value of dividends or interest payments (as applicable) on the Funds or the securities held by the Funds.
♦	No Affiliation with the Funds or the Issuers of the Equity Securities Composing the Funds — We are not affiliated with the Funds or, to our knowledge, the issuers of the equity securities composing the Funds. We have not independently verified the information about the Funds or the issuers of the equity securities composing the Funds contained in this free writing prospectus. You should make your own investigation into the Funds and the issuers of the equity securities composing the Funds. We are not responsible for the public disclosure of information by the Funds or the issuers of the equity securities composing the Funds, whether contained in SEC filings or otherwise.
♦	Lack of Liquidity — The Securities will not be listed on any securities exchange. JPMS intends to offer to purchase the Securities in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which JPMS is willing to buy the Securities.
♦	Potentially Inconsistent Research, Opinions or Recommendations by JPMS, UBS or Their Affiliates — JPMS, UBS or their affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities, and that may be revised at any time. Any such research, opinions or recommendations may or may not recommend that investors buy or hold the Funds and could affect the values of the Funds, and therefore the market value of the Securities.
♦	Tax Treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax adviser about your tax situation.
♦	Potential JPMorgan Chase & Co. Impact on the Market Price of the Funds — Trading or transactions by JPMorgan Chase & Co. or its affiliates in the Funds and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Funds may adversely affect the market price of the Funds and, therefore, the market value of the Securities.

♦	Market Disruptions May Adversely Affect Your Return — The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the closing price of one share of any Fund on an Observation Date, determining if the Securities are to be automatically called, calculating the Relative Return if the Securities are not automatically called and calculating the amount that we are required to pay you, if any, upon an automatic call or at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the Securities, it is possible that one or more of the Observation Dates and the applicable payment date will be postponed and your return will be adversely affected. See "General Terms of Securities — Market Disruption Events" in the accompanying product supplement no. UBS-10-I.
♦	The Final Terms and Valuation of the Securities Will Be Finalized on the Trade Date and Provided in the Pricing Supplement — The final terms of the Securities will be based on relevant market conditions when the terms of the Securities are set and will be finalized on the Trade Date and provided in the pricing supplement. In particular, each of JPMS's estimated value and the Trigger will be finalized on the Trade Date and provided in the pricing supplement, and each may be as low as the applicable minimum set forth on the cover of this free writing prospectus. Accordingly, you should consider your potential investment in the Securities based on the minimums for JPMS's estimated value and for the Trigger.

Risks Relating to the Funds

♦	There Are Risks Associated with the Funds — Although shares of the Funds are listed for trading on NYSE Arca, Inc. ("NYSE Arca") and a number of similar products have been traded on NYSE Arca and other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Funds or that there will be liquidity in the trading market. The Funds are subject to management risk, which is the risk that the investment strategies of a Fund's investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the shares of a Fund, and consequently, the value of the Securities.
♦	Differences Between Each Fund and Its Underlying Index — The Funds do not fully replicate their respective underlying indices, and may hold securities not included in their respective underlying indices. In addition, the Funds' performance will reflect additional transaction costs and fees that are not included in the calculation of the applicable underlying index. All of these factors may lead to a lack of correlation between a Fund and its underlying index. In addition, corporate actions with respect to the equity securities (such as mergers and spin-offs) may impact the variance between the iShares® Russell 2000 ETF and its underlying index. Finally, because the shares of the Funds are traded on NYSE Arca and are subject to market supply and investor demand, the market value of one share of a Fund may differ from the net asset value per share of that Fund. For all of the foregoing reasons, the performance of the Funds may not correlate with the performance of their respective underlying indices.
♦	An Investment in the Securities is Subject to Risks Associated with Small Capitalization Stocks: The equity securities held by the iShares® Russell 2000 ETF and included in its underlying index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
♦	The Securities Are Subject to Significant Risks Associated with Fixed-Income Securities, Including Interest Rate-Related Risks: Investing in Securities linked to the iShares® 20+ Year Treasury Bond ETF differs significantly from investing directly in bonds to be held to maturity as the value of the iShares® 20+ Year Treasury Bond ETF changes, at times significantly, during each trading day based upon the current market prices of its underlying bonds. The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuer of these bonds.
In general, fixed-income securities are significantly affected by changes in current market interest rates. As interest rates fall, the price of fixed-income securities, including those underlying the iShares® 20+ Year Treasury Bond ETF, is likely to increase. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. The eligibility criteria for the securities included in the index that underlies the iShares® 20+ Year Treasury Bond ETF, which mandate that each security must have a minimum term remaining to maturity of greater than 20 years for continued eligibility, means that, at any time, only longer-term securities underlie the iShares® 20+ Year Treasury Bond ETF, which thereby increases the risk of price volatility in the underlying securities and, consequently, the volatility in the price of the iShares® 20+ Year Treasury Bond ETF. As a result, falling interest rates may cause the value of the bonds underlying the iShares® 20+ Year Treasury Bond ETF and the price of the Fund to rise, possibly significantly.
Interest rates are subject to volatility due to a variety of factors, including:
♦	sentiment regarding underlying strength in the U.S. economy and global economies;
♦	expectations regarding the level of price inflation;
♦	sentiment regarding credit quality in the U.S. and global credit markets;
♦	central bank policies regarding interest rates; and
♦	the performance of U.S. and foreign capital markets.

Although prices of U.S. treasury bonds have recently fallen after trading near historic high prices for an extended period of time, there can be no assurances that they will continue to fall. If prices of the U.S. treasury bonds underlying the iShares® 20+ Year Treasury Bond ETF rise or do not fall sufficiently for the iShares® 20+ Year Treasury Bond ETF to underperform the iShares® Russell 2000 ETF, the return on your Securities could be adversely affected.
♦	Anti-Dilution Protection Is Limited — Although the calculation agent will adjust the Initial Asset Level of a Fund for certain events affecting that Fund, the calculation agent is not required to make an adjustment for every event that can affect a Fund. If an event occurs that does not require the calculation agent to adjust the Initial Asset Level of a Fund, the market value of your Securities, whether the Securities will be automatically called and the payment at maturity if not previously called may be materially and adversely affected.

Hypothetical Examples of Payments on the Securities

The examples below illustrate the hypothetical payment upon a call or at maturity under different hypothetical scenarios for a $10.00 Security on an offering of the Securities with the following assumptions (the actual terms will be finalized on the Trade Date and provided in the pricing supplement; amounts have been rounded for ease of reference):

Principal Amount:	$10.00
Term:	Approximately 2 years (unless earlier called)
Call Return Rate:	10.00% per annum (or 2.50% per quarter)
Observation Dates:	Quarterly
Trigger:	21.50%* (the midpoint of the range indicated hereto on the cover of this free writing prospectus)
*

The actual Trigger will be finalized on the Trade Date and provided in the pricing supplement and will not be less than 20%. If the actual Trigger is less than the assumed Trigger specified above, there will be a greater possibility that the Short Asset Return will exceed the Long Asset Return by more than the Trigger on the Final Valuation Date. Accordingly, your payment at maturity may be less than the return shown below.

Example 1 — Securities Are Called on the First Observation Date

Observation Date	Long Asset Return	Short Asset Return	Result
First	5.00%	3.00%	Long Asset Return at or above Short Asset Return, Relative Return is positive and Securities are called

Call Price (per Security):		$10.25

Because the Securities are called on the first Observation Date, we will pay you on the applicable Call Settlement Date a total Call Price of $10.25 per $10.00 principal amount (2.50% return on the Securities).

Example 2 — Securities Are Called on the Final Valuation Date

Observation Date	Long Asset Return	Short Asset Return	Result
First	-1.00%	2.00%	Long Asset Return below Short Asset Return, Relative Return is negative and Securities NOT called
Second	-4.00%	4.00%	Long Asset Return below Short Asset Return, Relative Return is negative and Securities NOT called
Third to Seventh	Various (all below Short Asset Return)	Various (all above Long Asset Return)	Long Asset Return below Short Asset Return, Relative Return is negative and Securities NOT called
Final	-10.00%	-12.00%	Long Asset Return at or above Short Asset Return, Relative Return is positive and Securities are called

Call Price (per Security):		$12.00

Because the Securities are called on the Final Valuation Date, we will pay you on the applicable Call Settlement Date (which coincides with the Maturity Date in this example) a total Call Price of $12.00 per $10.00 principal amount (20.00% return on the Securities). This reflects the maximum payment on the Securities.

Example 3 — Securities Are NOT Called and, on the Final Valuation Date, the Short Asset Return exceeds the Long Asset Return by an amount that is less than or equal to the Trigger

Observation Date	Long Asset Return	Short Asset Return	Result
First	-3.00%	2.00%	Long Asset Return below Short Asset Return, Relative Return is negative and Securities NOT called
Second	4.00%	6.00%	Long Asset Return below Short Asset Return, Relative Return is negative and Securities NOT called
Third to Seventh	Various (all below Short Asset Return)	Various (all above Long Asset Return)	Long Asset Return below Short Asset Return, Relative Return is negative and Securities NOT called
Final	10.00%	14.00%	Long Asset Return below Short Asset Return, Relative Return is negative and Securities NOT called

Relative Return:		-4.00%	Long Asset underperforms the Short Asset by 4%
Settlement Amount (per Security):		$10.00

Because the Securities are not called and, on the Final Valuation Date, the Short Asset Return exceeds the Long Asset Return by an amount that is less than or equal to the Trigger, at maturity we will pay you a total of $10.00 per $10.00 principal amount (a zero percent return on the Securities).

Example 4 — Securities Are NOT Called and, on the Final Valuation Date, the Short Asset Return exceeds the Long Asset Return by more than the Trigger

Observation Date	Long Asset Return	Short Asset Return	Result
First	-10.00%	5.00%	Long Asset Return below Short Asset Return, Relative Return is negative and Securities NOT called
Second	-15.00%	10.00%	Long Asset Return below Short Asset Return, Relative Return is negative and Securities NOT called
Third to Seventh	Various (all below Short Asset Return)	Various (all above Long Asset Return)	Long Asset Return below Short Asset Return, Relative Return is negative and Securities NOT called
Final	-30.00%	20.00%	Long Asset Return below Short Asset Return, Relative Return is negative and Securities NOT called

Relative Return:		-50.00%	Long Asset underperforms the Short Asset by 50%
Settlement Amount (per Security):		$10.00 × (1 + Relative Return) $10.00 × (1 + (-30% - 20%)) $5.00

Because the Securities are not called and the Relative Return is -50% (which means that the Short Asset Return exceeds the Long Asset Return by more than the Trigger), at maturity we will pay you a total of $5.00 per $10.00 principal amount (a 50% loss on the Securities).

Hypothetical Examples of Relative Return Calculations

The examples below illustrate the hypothetical Relative Return on the Final Valuation Date under different hypothetical scenarios with the following assumptions (the actual terms will be finalized on the Trade Date and provided in the pricing supplement; amounts have been rounded for ease of reference):

Long Asset Initial Asset Level:	$110.00*
Short Asset Initial Asset Level:	$100.00*
*	The actual Initial Asset Levels will be determined on the Trade Date and provided in the pricing supplement.

Example 1 — On an Observation Date, the Long Asset closes at $137.50, which is 25% above the Initial Asset Level of $110.00, and the Short Asset closes at $90.00, which is 10% below the Initial Asset Level of $100.00.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
Long Asset	$110.00	$137.50	25% (Long Asset Return)
Short Asset	$100.00	$90.00	-10% (Short Asset Return)

Relative Return:	Long Asset Return - Short Asset Return
	25% - (-10%) = 35% Relative Return

Example 2 — On an Observation Date, the Long Asset closes at $137.50, which is 25% above the Initial Asset Level of $110.00, and the Short Asset closes at $125.00, which is 25% above the Initial Asset Level of $100.00.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
Long Asset	$110.00	$137.50	25% (Long Asset Return)
Short Asset	$100.00	$125.00	25% (Short Asset Return)

Relative Return:	Long Asset Return - Short Asset Return
	25% - 25% = 0% Relative Return

Example 3 — On an Observation Date, the Long Asset closes at $121.00, which is 10% above the Initial Asset Level of $110.00, and the Short Asset closes at $125.00, which is 25% above the Initial Asset Level of $100.00.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
Long Asset	$110.00	$121.00	10% (Long Asset Return)
Short Asset	$100.00	$125.00	25% (Short Asset Return)

Relative Return:	Long Asset Return - Short Asset Return
	10% - 25% = -15% Relative Return

Example 4 — On an Observation Date, the Long Asset closes at $82.50, which is 25% below the Initial Asset Level of $110.00, and the Short Asset closes at $80.00, which is 20% below the Initial Asset Level of $100.00.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
Long Asset	$110.00	$82.50	-25% (Long Asset Return)
Short Asset	$100.00	$80.00	-20% (Short Asset Return)

Relative Return:	Long Asset Return - Short Asset Return
	(-25%) - (-20%) = -5% Relative Return

Example 5 — On an Observation Date, the Long Asset closes at $104.50, which is 5% below the Initial Asset Level of $110.00, and the Short Asset closes at $90.00, which is 10% below the Initial Asset Level of $100.00.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
Long Asset	$110.00	$104.50	-5% (Long Asset Return)
Short Asset	$100.00	$90.00	-10% (Short Asset Return)

Relative Return:	Long Asset Return - Short Asset Return
	(-5%) - (-10%) = 5% Relative Return

Example 6 — On an Observation Date, the Long Asset closes at $38.50, which is 65% below the Initial Asset Level of $110.00, and the Short Asset closes at $150.00, which is 50% above the Initial Asset Level of $100.00.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
Long Asset	$110.00	$38.50	-65% (Long Asset Return)
Short Asset	$100.00	$150.00	50% (Short Asset Return)

Relative Return:	Long Asset Return - Short Asset Return
	(-65%) - (50%) = -115% Relative Return

In no event will the payment at maturity be less than $0.00.

The hypothetical returns and hypothetical payments on the Securities shown above apply only if you hold the Securities for their entire term or until automatically called. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

The Funds

Included on the following pages is a brief description of the Funds. This information has been obtained from publicly available sources, without independent verification. Set forth below is a table that provides the quarterly high and low closing prices of one share of each Fund. The information given below is for the four calendar quarters in each of 2008, 2009, 2010, 2011, 2012 and the first, second and third calendar quarters of 2013. Partial data is provided for the fourth calendar quarter of 2013. We obtained the closing price information set forth below from the Bloomberg Professional® service ("Bloomberg"), without independent verification. You should not take the historical prices of any Fund as an indication of future performance.

The iShares® Russell 2000 ETF

The iShares® Russell 2000 Index Fund is an exchange-traded fund of the iShares® Trust, a registered investment company that consists of separate investment portfolios, and managed by BlackRock Fund Advisors, the investment adviser to the iShares® Russell 2000 Index Fund. The iShares® Russell 2000 Index Fund seeks investment results that, before expenses, generally correspond to the price and yield performance of the Russell 2000® Index, which we refer to as the Underlying Index with respect to the iShares® Russell 2000 Index Fund. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. Information provided to or filed with the SEC by the Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC's website at http://www.sec.gov. In addition, information about the iShares® Russell 2000 Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. For additional information about the iShares® Russell 2000 ETF, see the information set forth under "Fund Descriptions — The iShares® Russell 2000 ETF" in the accompanying underlying supplement no. 1-I.

Historical Information Regarding the iShares® Russell 2000 ETF

The following table sets forth the quarterly high and low closing prices of one share of the iShares® Russell 2000 ETF, based on daily closing prices as reported by Bloomberg, without independent verification. The closing price of one share of the Fund on December 19, 2013 was $112.04. The actual Initial Asset Level will be the closing price of one share of the Fund on the Trade Date. We obtained the closing prices and other information below from Bloomberg, without independent verification. The closing prices and this other information may be adjusted by Bloomberg for certain actions such as stock splits.

Since its inception, the price of the iShares® Russell 2000 ETF has experienced significant fluctuations. The historical performance of the iShares® Russell 2000 ETF should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the iShares® Russell 2000 ETF during the term of the Securities. We cannot give you assurance that the performance of the iShares® Russell 2000 ETF will result in the return of any of your initial investment at maturity. We make no representation as to the amount of dividends, if any, that the iShares® Russell 2000 ETF will pay in the future. In any event, as an investor in the Securities, you will not be entitled to receive dividends, if any, that may be payable on the iShares® Russell 2000 ETF.

Quarter Begin	Quarter End		Quarterly High	Quarterly Low	Close
1/1/2008	3/31/2008		$75.12	$64.30	$68.51
4/1/2008	6/30/2008		$76.17	$68.47	$69.03
7/1/2008	9/30/2008		$75.20	$65.50	$68.39
10/1/2008	12/31/2008		$67.02	$38.58	$49.27
1/1/2009	3/31/2009		$51.27	$34.36	$41.94
4/1/2009	6/30/2009		$53.19	$42.82	$50.96
7/1/2009	9/30/2009		$62.02	$47.87	$60.23
10/1/2009	12/31/2009		$63.36	$56.22	$62.26
1/1/2010	3/31/2010		$69.25	$58.68	$67.81
4/1/2010	6/30/2010		$74.14	$61.08	$61.08
7/1/2010	9/30/2010		$67.67	$59.04	$67.47
10/1/2010	12/31/2010		$79.22	$66.94	$78.23
1/1/2011	3/31/2011		$84.17	$77.18	$84.17
4/1/2011	6/30/2011		$86.37	$77.77	$82.80
7/1/2011	9/30/2011		$85.65	$64.25	$64.25
10/1/2011	12/31/2011		$76.45	$60.97	$73.69
1/1/2012	3/31/2012		$84.41	$74.56	$82.85
4/1/2012	6/30/2012		$83.79	$73.64	$79.65
7/1/2012	9/30/2012		$86.40	$76.68	$83.46
10/1/2012	12/31/2012		$84.69	$76.88	$84.29
1/1/2013	3/31/2013		$94.80	$86.65	$94.26
4/1/2013	6/30/2013		$99.51	$89.58	$97.16
7/1/2013	9/30/2013		$107.10	$98.08	$106.62
10/1/2013	12/19/2013	*	$113.51	$103.67	$112.04

*As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2013 includes data for the period from October 1, 2013 through December 19, 2013. Accordingly, the "Quarterly High," "Quarterly Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2013.

The graph below illustrates the daily performance of the iShares® Russell 2000 ETF from January 2, 2003 through December 19, 2013, based on information from Bloomberg, without independent verification.

Past performance of the Fund is not indicative of the future performance of the Fund.

The iShares® 20+ Year Treasury Bond ETF

The iShares® 20+ Year Treasury Bond ETF is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol "TLT." The iShares® 20+ Year Treasury Bond ETF seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities greater than twenty years, which is currently the Barclays U.S. 20+ Year Treasury Bond Index, which we refer to as the Underlying Index with respect to the iShares® 20+ Year Treasury Bond ETF. The Barclays U.S. 20+ Year Treasury Bond Index measures the performance of public obligations of the U.S. Treasury that have a remaining maturity of 20 or more years. Information provided to or filed with the SEC by the Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC's website at http://www.sec.gov. In addition, information about the iShares® 20+ Year Treasury Bond ETF may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. On July 1, 2013, the name of the iShares® 20+ Year Treasury Bond ETF was changed from the iShares® Barclays 20+ Year Treasury Bond Fund to the current name. For additional information about the iShares® 20+ Year Treasury Bond ETF, see the information set forth under "Fund Descriptions — The iShares® 20+ Year Treasury Bond ETF" in the accompanying underlying supplement no. 1-I.

Historical Information Regarding the iShares® 20+ Year Treasury Bond ETF

The following table sets forth the quarterly high and low closing prices of one share of the iShares® 20+ Year Treasury Bond ETF, based on daily closing prices as reported by Bloomberg, without independent verification. The closing price of one share of the iShares® 20+ Year Treasury Bond ETF on December 18, 2013 was $102.67. The actual Initial Asset Level will be the closing price of one share of the iShares® 20+ Year Treasury Bond ETF on the Trade Date. We obtained the closing prices and other information below from Bloomberg, without independent verification. The closing prices and this other information may be adjusted by Bloomberg for certain actions such as stock splits.

Since its inception, the price of the iShares® 20+ Year Treasury Bond ETF has experienced significant fluctuations. The historical performance of the iShares® 20+ Year Treasury Bond ETF should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the iShares® 20+ Year Treasury Bond ETF during the term of the Securities. We cannot give you assurance that the performance of the iShares® 20+ Year Treasury Bond ETF will result in the return of any of your initial investment at maturity. We make no representation as to the amount of dividends, if any, that the iShares® 20+ Year Treasury Bond ETF will pay in the future. In any event, as an investor in the Securities, you will not be entitled to receive dividends, if any, that may be payable on the iShares® 20+ Year Treasury Bond ETF.

Quarter Begin	Quarter End		Quarterly High	Quarterly Low	Close
1/1/2008	3/31/2008		$97.18	$90.95	$95.89
4/1/2008	6/30/2008		$95.67	$88.87	$92.34
7/1/2008	9/30/2008		$98.49	$90.14	$94.88
10/1/2008	12/31/2008		$122.45	$92.74	$119.35
1/1/2009	3/31/2009		$116.65	$100.56	$105.71
4/1/2009	6/30/2009		$106.37	$88.19	$94.57
7/1/2009	9/30/2009		$98.84	$90.40	$98.66
10/1/2009	12/31/2009		$99.70	$89.46	$89.87
1/1/2010	3/31/2010		$92.31	$88.61	$89.46
4/1/2010	6/30/2010		$101.75	$87.47	$101.75
7/1/2010	9/30/2010		$108.56	$98.33	$105.51
10/1/2010	12/31/2010		$105.56	$90.94	$94.12
1/1/2011	3/31/2011		$93.92	$88.19	$92.12
4/1/2011	6/30/2011		$97.64	$89.88	$94.10
7/1/2011	9/30/2011		$123.13	$93.61	$120.80
10/1/2011	12/31/2011		$123.87	$110.24	$121.25
1/1/2012	3/31/2012		$121.44	$110.10	$112.20
4/1/2012	6/30/2012		$130.36	$110.58	$125.20
7/1/2012	9/30/2012		$132.16	$118.30	$124.23
10/1/2012	12/31/2012		$126.73	$120.07	$121.18
1/1/2013	3/31/2013		$120.32	$114.75	$117.76
4/1/2013	6/30/2013		$124.00	$107.88	$110.44
7/1/2013	9/30/2013		$110.41	$102.13	$106.40
10/1/2013	12/19/2013	*	$108.31	$102.43	$102.67

*As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2013 includes data for the period from October 1, 2013 through December 19, 2013. Accordingly, the "Quarterly High," "Quarterly Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2013.

The graph below illustrates the daily performance of the iShares® 20+ Year Treasury Bond ETF from January 2, 2003 through December 19, 2013, based on information from Bloomberg, without independent verification.

Past performance of the Fund is not indicative of the future performance of the Fund.

Supplemental Underwriting Information

We have agreed to indemnify UBS and JPMS against liabilities under the Securities Act of 1933, as amended, or to contribute to payments that UBS may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. We will agree that UBS may sell all or a part of the Securities that it purchases from us to the public or its affiliates at the price to public indicated on the cover hereof.

Subject to regulatory constraints, JPMS intends to offer to purchase the Securities in the secondary market, but it is not required to do so.

We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities, and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See "Supplemental Use of Proceeds" in this free writing prospectus and "Use of Proceeds and Hedging" beginning on page PS-29 of the accompanying product supplement no. UBS-10-I.

JPMS's Estimated Value of the Securities

JPMS's estimated value of the Securities set forth on the cover of this free writing prospectus is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the Securities. JPMS's estimated value does not represent a minimum price at which JPMS would be willing to buy your Securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see "Key Risks — Risks Relating to the Securities Generally — JPMS's Estimated Value Is Not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt." The value of the derivative or derivatives underlying the economic terms of the Securities is derived from JPMS's internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include correlation, volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS's estimated value of the Securities is determined when the terms of the Securities are set based on market conditions and other relevant factors and assumptions existing at that time. See "Key Risks — Risks Relating to the Securities Generally — JPMS's Estimated Value Does Not Represent Future Values of the Securities and May Differ from Others' Estimates."

JPMS's estimated value of the Securities will be lower than the original issue price of the Securities because costs associated with selling, structuring and hedging the Securities are included in the original issue price of the Securities. These costs include the selling commissions paid to UBS, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Securities. See "Key Risks — Risks Relating to the Securities Generally — JPMS's Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities" in this free writing prospectus.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the Securities, see "Key Risks — Risks Relating to the Securities Generally — Secondary Market Prices of the Securities Will Be Impacted by Many Economic and Market Factors" in this free writing prospectus. In addition, we generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately five months. The length of any such initial period reflects secondary market volumes for the Securities, the structure of the Securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Securities and when these costs are incurred, as determined by JPMS. See "Key Risks — Risks Relating to the Securities Generally — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than JPMS's Then-Current Estimated Value of the Securities for a Limited Time Period."

Supplemental Use of Proceeds

The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the Securities.

The Securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Securities. See "Hypothetical Examples of Payments on the Securities" and "Hypothetical Examples of Relative Return Calculations" in this free writing prospectus for an illustration of the risk-return profile of the Securities and "The Funds" in this free writing prospectus for a description of the market exposure provided by the Securities.

The original issue price of the Securities is equal to JPMS's estimated value of the Securities plus the selling commissions paid to UBS, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities, plus the estimated cost of hedging our obligations under the Securities.